UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2019

Equitrans Midstream Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-38629	83-0516635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Liberty Avenue, Suite 2000 Pittsburgh, Pennsylvania (Address of principal executive offices)	15222 (Zip Code)

Registrant’s telephone number, including area code: (412) 395-2688

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equitrans Midstream Corporation (ETRN) today announced that Vice President and General Counsel Robert C. Williams stepped down from his position, effective as of March 28, 2019.

In connection with the departure, ETRN and Mr. Williams have entered into a Separation Agreement and General Release (the Separation Agreement) dated as of April 1, 2019.  Under the terms of the Separation Agreement and his employment agreement with ETRN, Mr. Williams will receive the compensation and benefits provided under his current employment agreement with ETRN.

Also in connection with his departure, Mr. Williams has agreed to, among other things, (i) refrain from engaging in certain competitive activities as previously agreed to by him for 12 months following his final separation date, including non-compete and non-solicitation provisions; (ii) preserve and not disclose ETRN’s confidential information as previously agreed to by him; and (iii) fully release ETRN and its subsidiaries and affiliate companies from all claims arising from his employment with or separation from ETRN.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the terms of the Separation Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Separation Agreement and General Release, dated as of April 1, 2019, by and between Equitrans Midstream Corporation and Robert C. Williams.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITRANS MIDSTREAM CORPORATION

Date: April 1, 2019	By:	/s/ Thomas F. Karam
	Name:	Thomas F. Karam
	Title:	President and Chief Executive Officer